Exhibit 10.7

RESOLUTION OF THE BOARD OF DIRECTORS

Pursuant to Section II of the Bylaws (the “Bylaws”) of American Housing Income Trust, Inc., a Maryland corporation (the “Corporation”) and pursuant to the directives set forth in the Written Consent of Shareholders dated May 8, 2015, the Board of Directors of the Corporation unanimously adopt the following resolutions pursuant to Section III of the Bylaws:

RESOLVED, that the undersigned accept appointment as directors of the Board of Directors pursuant to the terms of the Bylaws, and in turn, appoint Eric Stoffers as the Chairman of the Board pursuant to Section III.11 of the Bylaws.

RESOLVED, that pursuant to Section IV.01 of the Bylaws, the Board of Directors appoints the following persons to the respective officer positions to serve in such capacities until the next organization meeting of Board of Directors (or consent in lieu thereof) and until their respective successors are elected and qualified or until their earlier resignation or removal:

Chief Executive Officer/President                                                                Eric Stoffers

Chief Financial Officer/Treasurer                                                      Bill Deegan
and Secretary

RESOLVED, that Eric Stoffers is authorized to execute and effectuate the Stock Exchange and Restructuring Agreement between American Realty Partners, LLC (“ARP”) and the Corporation (“Stock Exchange and Restructuring Agreement”), as being in the best interests of the Corporation. In doing so, the Secretary shall issue 5,000,000 shares of the Company’s common stock into treasury for purposes of issuing such shares consistent with the Stock Exchange and Restructuring Agreement.

RESOLVED, that Eric Stoffers is hereby authorized to execute and implement the Parent-Subsidiary and Operations Agreement between Performance Realty Management, LLC (“PRM”), ARP and the Corporation (the “Operations Agreement”), as being in the best interests of the Corporation.

RESOLVED, that Eric Stoffers is hereby authorized to execute any and all agreements between the Corporation and Firstkey Lending, LLC (“Firstkey”), including but not limited to, the Environmental Indemnity Agreement and Guaranty [Limited Recourse] associated with the Agreement Regarding Approval of Equity Transfer between ARP (now a wholly-owned subsidiary of the Corporation), Sean Zarinegar (as guarantor of the debt services by Firstkey) and Firstkey.

RESOLVED, that for the consideration stated therein, the Advisory Board Consulting and Compensation Agreement between the Corporation and Sean Zarinegar (“Zarinegar Agreement”) is ratified and approved as being in the best interests of the Corporation.

RESOLVED, that for the consideration stated therein, the Advisory Board Consulting and Compensation Agreement between the Corporation and Kenneth Hedrick (“Hedrick Agreement”) is ratified and approved as being in the best interests of the Corporation.

RESOLVED, the Board of Directors accepts, ratifies and approves ARP’s conversion of its Series A Preferred Stock to 2,000 shares of common stock in the Corporation (post-split).

RESOLVED, that Eric Stoffers shall prepare a transfer instruction letter to Issuer Direct approving the issuance of (a) 4,000,000 shares of the Company’s common stock to Sean Zarinegar, or his designee, under the Zarinegar Agreement, (b) 1,000,000 shares of the Company’s common stock to PRM, or its designee, under the Operations Agreement, (c) 25,000 shares of the Company’s common stock to Kenneth Hedrick, or his designee, under the Hedrick Agreement, (d) 2,000 shares of the Company’s common stock to ARP, and (e) the pro rata shares to the “ARP Members,” as defined under the Stock Exchange and Restructuring Agreement.

RESOLVED, that these resolutions may be executed in counterpart with facsimile or electronic signatures constituting originals for all intents and purposes.

These resolutions are executed as of May 8, 2015.

APPROVED:
/s/ Eric Stoffers By: Eric Stoffers Its: Chairman of the Board /s/ Kenneth Hedrick By: Kenneth Hedrick Its: Director /s/ Sean Zarinegar By: Sean Zarinegar Its: Director